UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NorthStar Realty Finance Corp.
(Exact Name of Registrant as Specified in Its Charter)
Maryland	11-3707493
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)
527 Madison Avenue, 16th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [x]	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:   333-114675

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.01 par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None	None
(Title of Class)	(Name of Exchange)

Item 1.    Description of Registrant's Securities to be Registered

For a description of the common stock to be registered hereunder, reference is made to the information set forth under the heading "Description of Stock" in the prospectus of NorthStar Realty Finance Corp. (the "Registrant"), which constitutes a part of the Registrant's Registration Statement on Form S-11, as amended (File No. 333-114675), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes a description of the common stock to be registered hereunder shall be deemed to be incorporated by reference into this Registration Statement.

Item 2.    Exhibits

3.1	Articles of Amendment and Restatement of NorthStar Realty Finance Corp. (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-11, as amended (File No. 333-114675)).

3.2	Bylaws of NorthStar Realty Finance Corp. (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-11, as amended (File No. 333-114675)).

4.1	Form of certificate of common stock of NorthStar Realty Finance Corp. (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-11, as amended (File No. 333-114675)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:   October 25, 2004

NorthStar Realty Finance Corp.
By: /s/ Mark E. Chertok
Name: Mark E. Chertok Title: Chief Financial Officer and Treasurer